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                                                                    EXHIBIT 10.3

                       RESEARCH AND DEVELOPMENT AGREEMENT

     This RESEARCH AND DEVELOPMENT AGREEMENT (the "Research and Development Agreement") is made and entered into effective as of August 31, 1998 (the "Effective Date"), by and between EndoSonics Corporation ("EndoSonics"), a Delaware corporation and Fukuda Denshi Co. Ltd. ("Fukuda"), a Japanese corporation.

                                    RECITALS

A. EndoSonics is in the business of developing medical products. Fukuda is in the business of, among other things, distributing medical products in Japan.

B. EndoSonics and Fukuda are entering into a distribution agreement of even date herewith (the "EndoSonics Distribution Agreement"). In addition, Navius Corporation ("Navius"), now a wholly owned subsidiary of EndoSonics, is entering into an amendment to the distribution agreement by and between Navius and Fukuda dated as of June 28, 1997, of even date herewith (the "Navius Distribution Agreement" and together with the EndoSonics Distribution Agreement, the "Distribution Agreements").

C. To further develop the relationship between EndoSonics and Fukuda, and as a condition to the execution of the Distribution Agreements, EndoSonics and Fukuda agree to enter into this Research and Development Agreement.

Now, therefore, in consideration of the foregoing promises and the covenants contained herein and for sufficient consideration, the receipt of which is hereby acknowledged, the parties hereby agree to enter into this Research and Development Agreement as follows:

                                   AGREEMENT

1.   RESEARCH AND DEVELOPMENT FUNDING.

     1.1 Fukuda shall pay EndoSonics twenty-four (24) consecutive monthly payments, each in the amount of $125,000 (the "Development Funds") for a total amount of $3 million dollars. The first payment should be made on or before thirty (30) days from the Effective Date of this Research and Development Agreement. The Development Funds shall be paid in United States dollars by wire transfer, check or other instrument approved by EndoSonics.

     1.2 EndoSonics shall use the Development Funds for costs and expenses related to the projects identified on Exhibit A attached hereto.
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2.   TECHNICAL GUIDANCE FEES AND DELIVERABLES.

     2.1 Fukuda shall pay EndoSonics four semi-annual payments, each in the amount of $0.4 million (the "Technical Guidance Fees") for a total amount of $1.6 million. The first payment should be made on or before thirty (30) days from the Effective Date of this Research and Development Agreement. The Technical Guidance Fees shall be paid in United States dollars by wire transfer, check or other instrument approved by EndoSonics.

     2.2 In consideration for the Technical Guidance Fees, EndoSonics shall render technical guidance and training to Fukuda's personnel for the tasks identified on Exhibit B attached hereto, with the intent and understanding of the parties that Fukuda's personnel will obtain technical knowledge, know-how and capability in order to allow Fukuda to perform final assembly of the Vintage and Navicross catheters.

     2.3 The technical guidance and training to be rendered hereunder shall be made through dispatch of EndoSonics' and/or Navius' technical personnel to the place in Japan designated by Fukuda and/or acceptance of Fukuda's personnel at EndoSonics' and/or Navius' facilities to be agreed upon between Fukuda and EndoSonics. The details not provided for in Exhibit B shall be discussed and negotiated in good faith between Fukuda and EndoSonics from time to time.

     2.4 Deliverables. EndoSonics shall transfer, at no cost to Fukuda, final assembly test equipment to enable Fukuda to perform final test procedures on "Vintage" or Navius PTCA balloon catheters. Details of such equipment shall be decided in good faith discussions between the parties. Fukuda shall not be liable for any license nor royalty fee on the manufacture of the catheters.

     2.5 The parties agree to meet and discuss further technical guidance and training to Fukuda's personnel for the purpose of Fukuda's local manufacture based on the locally procured materials and development of its PTCA catheters on or before year 2000.

3.   INTELLECTUAL PROPERTY.

     3.1 Nothing contained in this Research and Development Agreement shall be construed to convey to Fukuda any rights in or license to any EndoSonics or Navius intellectual property, whether presently existing or developed pursuant to this Research and Development Agreement. Fukuda agrees that any inventions or discoveries, whether or not patentable, developed, made, conceived, reduced to practice or otherwise developed by use of the Development Funds or Technical Guidance Fees or in connection with the projects and tasks identified on Exhibit A and Exhibit B hereto, and all current and future patents, copyrights, trademarks, trade secrets and other intellectual property rights throughout the world, including without limitation all applications or registrations with respect thereto, shall be the sole property of EndoSonics or of Navius, subject to the determination of EndoSonics and Navius, provided however to the extent that Fukuda contributes its own inventions or discoveries in the course of

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performance of this Research and Development Agreement, Fukuda and EndoSonics
shall discuss in good faith compensation payable to Fukuda or co-ownership of such invention or discoveries.

     3.2 Notwithstanding Section 3.1 above, EndoSonics agrees to (a), keep Fukuda informed of the progress and results of the projects identified in Exhibit A; (b), to grant to Fukuda a perpetual, non-exclusive, royalty free license (without right to sublicense) to use any and all know-how it acquires through the operation of this Research and Development Agreement to the extent necessary for performing final assembly of the Vintage and Navicross catheters;
(c), to grant to Fukuda an option to import and market in Japan on an exclusive basis any commercial products resulting from the projects identified in Exhibit A subject to any distribution agreement between Fukuda and EndoSonics and (d), to meet and discuss with Fukuda in good faith for a future license to manufacture Navius' products. Products imported as samples or for clinical trials will be discounted by 50% from the selling price of any distribution agreement between Fukuda and EndoSonics.

4.    GENERAL PROVISIONS

     4.1 Arbitration. All disputes, controversies, or differences which may arise between the parties hereto, out of, in relation to, or in connection with this Research and Development Agreement or the breach thereof, shall be finally settled by arbitration in accordance with the Japan-American Trade Arbitration Agreement of September 16, 1952 (as amended), by which each party hereto agrees to be bound. If arbitration is requested by EndoSonics, arbitration shall be conducted in Tokyo, Japan. Judgment upon an award rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of endorsement, as the case may be.

     4.2 Entire Agreement. The Research and Development Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussion between them. No modifications of or amendment to this Research and Development Agreement, nor any waiver of any rights under this Research and Development Agreement, shall be effective unless in writing signed by the party to be charged.

     4.3 Notices. Any notice required or permitted by this Research and Development Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Research and Development Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given ten (10) days after deposit in the mail, on the next business day when sent by confirmed telex or facsimile, four (4) business days after being properly deposited with an internationally recognized overnight courier, or upon personal deliver to the party being notified.

     4.4 Nonassignability and Binding Effect. This Research and Development Agreement shall not be assignable, except in the case of a change of control of the assigning


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party, without the prior written consent of the other party and shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

            F. Partial Invalidity. If any provision of this Research and Development Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provision shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

            G. Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Research and Development Agreement shall be entitled, in addition to any other rights an remedies it may have, to reimbursement for its expense, including arbitration costs and reasonable attorneys' fees.

            H. Counterparts. This Research and Development Agreement shall be executed in two counterparts, each of which shall be deemed an original, each party retaining one copy thereof.


                                ENDOSONICS CORPORATION

                                 By: /s/ Reinhard J. Warnking
                                    ---------------------------------------

                                PRINTED NAME: Reinhard J. Warnking
                                TITLE: President, CEO



                                FUKUDA DENSHI CO., LTD.

                                By:  /s/ Kotaro Fukuda
                                    ---------------------------------------

                                PRINTED NAME: Kotaro Fukuda
                                TITLE: President and Board Member




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                                   EXHIBIT A

                       RESEARCH AND DEVELOPMENT PROJECTS

1.   Research and development of the ZR1 Stent

2.   Research and development of the Navius ultrasound guided radiation catheter

3.   Development of the Vintage balloon catheter

4.   Research and Development of the IVUS Products

5. Any successor product to the above products that the parties mutually agree to commence development during the funding period, to the extent that funding is continued in a successor development agreement negotiated in good faith between EndoSonics and Fukuda.

This list is not exclusive and from time to time EndoSonics may substitute other development projects as mutually agreed. On a quarterly basis, EndoSonics will submit to Fukuda a progress report on the projects, including latest target date of completion of respective projects.



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                                   EXHIBIT B

                            TECHNICAL GUIDANCE TASKS

Tasks for Technical Guidance to be rendered by EndoSonics/Navius to Fukuda

1. Purpose of the Technical Guidance: To enable Fukuda to perform final assembly on the Vintage or Navicross PTCA balloon catheter at Fukuda's facility in Japan.

2. Expected Term for the Technical Guidance and Training: From the Effective Date of the Research and Development Agreement through December 31, 2000.

3. Fukuda's plan for domestic final assembly of the Vintage or Navicross PTCA balloon catheter:

     a. Activity by Fukuda: Final assembly, packing and sterilization of Navius Vintage and/or Navicross catheter parts (parts to be supplied by Navius).

     b. Target year for completion of Technical Guidance and commencement of Fukuda's production: December 31, 2000.




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